UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2019

Coronado Global Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56044	83-1780608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bill Baker Way

Beckley, West Virginia 25801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (681) 207-7263

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01  Regulation FD Disclosure.

On August 5, 2019, Coronado Global Resources Inc. (“Coronado”) intends to release its financial results for the quarter and six months ended June 30, 2019. In connection with the release of its financial results, Coronado will host two conferences calls for its investors.

Coronado will webcast a presentation and conference call for its Australian investors on August 5, 2019 at 10:30 a.m. Australian Eastern Standard Time. Investors will be able to access the webcast at https://encore.com.au/Coronado-Results.

Coronado will webcast a presentation and conference call for its Northern Hemisphere investors on August 5, 2019 at 3:00 p.m. Eastern Time.  Investors will be able to access the webcast at https://encore.com.au/Coronado-Results-US.

The webcast will be recorded and made available on Coronado’s website www.coronadoglobal.com.au following the conference calls.

Alternatively, investors may join the conference calls (same for both calls) by dialing:

Australia	+61 2 8015 6011
New Zealand	+64 4 886 0026
United States (San Jose)	+1 669 900 6833
United States (New York)	+1 929 205 6099

Meeting ID	638 732 2526

Additional local numbers can be found at https://zoom.us/u/aLZ43yJr5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO GLOBAL RESOURCES INC.

By:	/s/ Richard Rose
Name:	Richard Rose
Title:	Vice President, Chief Legal Officer and Secretary

Date:	August 1, 2019